PEOPLEPC INC.


                                    SERIES B
                       PREFERRED STOCK PURCHASE AGREEMENT

                                DECEMBER 17, 2001



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                            SERIES B PREFERRED STOCK
                               PURCHASE AGREEMENT


         This Series B Preferred Stock Purchase Agreement (the "AGREEMENT") is entered into as of this 17th day of December, 2001, by and among PEOPLEPC Inc., a Delaware corporation (the "COMPANY"), and each of those entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which entities are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").

         Terms defined in the text of this Agreement shall have the meanings there set forth herein. Other capitalized terms shall have the meaning set forth in the Definitions Addendum, which is attached and incorporated herein.

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of 6,400,000 shares of its Series B Preferred Stock, par value $0.0001 per share (the "SHARES");

         WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1.  AGREEMENT TO SELL AND PURCHASE

         1.1 AUTHORIZATION OF SHARES. On or prior to the Closing Date (as defined in Section 2 below), the Company shall have duly authorized the sale and issuance to Purchasers of the Shares. The Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations of the Company, in the form attached hereto as Exhibit B (the "CERTIFICATE"). The Company has, or before the Closing Date will have, adopted and filed with the Secretary of State of the State of Delaware the Certificate and will have taken all necessary corporate action for the purpose of authorizing the issuance and sale of the Shares pursuant hereto.


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         1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, the number of Shares to be purchased by such Purchaser at the Closing as set forth opposite such Purchaser's name in Exhibit A, at a purchase price per Share equal to $5.00.

SECTION 2.  CLOSING, DELIVERY AND PAYMENT

         2.1 CLOSING. The consummation of each sale and purchase of the Shares under this Agreement (each a "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94303-1050. Subject to the fulfillment or waiver of the conditions set forth herein, the earliest Closing (the "FIRST CLOSING") shall occur on the date hereof and any additional Closing may occur only with the prior written approval of SOFTBANK in its sole discretion (each an "ADDITIONAL CLOSING") (the date for either the First Closing or any Additional Closing being herein referred to as the "CLOSING DATE").

         2.2 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser stock certificates issued in such Purchaser's name representing the number of Shares to be purchased at such Closing by such Purchaser as specified in Exhibit A, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company's account (for credit to account number 12335-34091 at Bank of America, ABA number 121000358 or such other bank account of the Company designated by the Company in writing no later than the second Business Day immediately preceding the date for the Closing) or to a designee of the Company.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions delivered to the Purchasers by the Company at the First Closing and each Additional Closing, the Company hereby represents and warrants to each Purchaser as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation. Each of the Company and each of its Subsidiaries has all requisite corporate power and authority to own and operate its properties


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and assets, to carry on its business as currently conducted and as currently proposed to be conducted and, in the case of the Company, to execute and deliver this Agreement and the Registration Rights Agreement, in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT"), to issue and sell the Shares and to carry out the provisions of this Agreement, the Registration Rights Agreement, and the Certificate. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) make such qualifications necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect. The Company owns all of the outstanding shares of capital stock of each of its Subsidiaries free of any Lien other than liens for current taxes not yet due. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company has made available to the Purchasers upon request true, correct and complete copies of the Company's Certificate of Incorporation and Bylaws, each as amended to date and presently in effect.

         3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, consists of (a) 500,000,000 shares of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"), 114,002,422 shares of which are issued and outstanding, 13,354,869 shares of which are currently reserved for issuance pursuant to outstanding option agreements, and (b) 50,000,000 shares of Preferred Stock, par value $0.0001 per share (the "PREFERRED STOCK"), 6,400,000 of which are designated Series B Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Common Stock (i) have been duly authorized and validly issued, and (ii) are fully paid and nonassessable. The rights, preferences, privileges and restrictions of the Shares, upon the Closing, will be as stated in the Certificate. Except as may be granted pursuant to this Agreement and except as set forth above, there are no outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from, sale to or exchange, with the Company or any of its Subsidiaries of any shares of any class or series of capital stock of the Company or any of its Subsidiaries or other restrictions on the incidents of ownership or transfer of any such shares of capital stock created by: (i) the charter documents of the Company or any of its Subsidiaries, (ii) any agreement to which the Company or any of


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its Subsidiaries is a party, by which any of them is bound or of which any of them has Knowledge, or, (iii) to the Company's Knowledge, any statute (other than Federal and state securities laws). The Shares have been duly authorized and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws, assuming the accuracy of Purchasers' representations in Section 4 hereof), fully paid and nonassessable and will be free of any Liens (other than Liens created by Purchasers); provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time transfer is proposed.

         3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the due authorization, execution and delivery of this Agreement and the Registration Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. This Agreement and the Registration Rights Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable against the Company, in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable federal and state securities laws. The sale of the Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.4 FINANCIAL STATEMENTS; REPORTS; PROXY STATEMENT. (a) A true and complete copy of each annual, quarterly and other report, and definitive proxy statement filed by the Company with the SEC since December 31, 2000 (the "REPORTS") is available on the Web site maintained by the SEC at http://www.sec.gov. As of their respective filing dates, the Reports complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Reports, and none of


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the Reports contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by subsequently filed Reports filed prior to the date hereof. The financial statements of the Company, including the notes thereto, included in the Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of the Company at the dates thereof and of its consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There are no material Liabilities of the Company or any of its Subsidiaries not reflected in the financial statements of the Company, including the notes thereto, included in the Reports.

         (b) The Proxy Statement (as defined in Section 5.1) shall not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders, or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         3.5 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Reports, since September 30, 2001 (the "DETERMINATION DATE") there has not been (i) any Material Adverse Change or any development or combination of developments of which management of the Company or any of its Subsidiaries has Knowledge that, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Change; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any change by the Company in accounting principles, practices or methods; or (iv) any declaration, setting aside or payment of any dividend or other distribution


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in cash, stock or property in respect of the capital stock of the Company. Since the Determination Date, except as disclosed in the Reports, there has not been any material increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to executive officers or any amendment of any of the Company's Compensation and Benefit Plans.

         3.6 OBLIGATIONS TO RELATED PARTIES. There are no material obligations of the Company or any of its Subsidiaries to officers, directors, stockholders, or employees of the Company or any of its Subsidiaries other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company (the "BOARD") or the relevant Subsidiary). No officer or director or, to the Company's Knowledge, any member of their immediate families, is indebted to the Company or any of its Subsidiaries or has any direct ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated, or any company that competes with the Company or any of its Subsidiaries, in each case other than ownership of less than 2% of the outstanding stock of publicly traded companies. No such officer or director, or, to the Company's Knowledge, any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

         3.7 PATENTS AND TRADEMARKS. Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all trademarks, service marks, trade names, copyrights, trade secrets, and, to the Company's Knowledge, information and other proprietary rights, patents and processes necessary for its business as now conducted, without any infringement known to it of the rights of others. The Company is not a party to any material outstanding options, licenses or agreements of any kind relating to the foregoing, other than such licenses to the Company or its Subsidiaries (i) arising from the purchase by any of them of "off the shelf" standard products or
(ii) that are not material to the business now conducted by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written


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communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other Person. Neither the Company nor any of its Subsidiaries is aware that any of its Key Employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its Subsidiaries. The conduct of the Company's and each of its Subsidiary's business as currently conducted, does not, to the Knowledge of the Company or any of its Subsidiaries, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. Neither the Company nor any of its Subsidiaries believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information developed or acquired by any of its employees in the conduct of the Company's or any of its Subsidiary's business prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to the Company or any of its Subsidiaries.

         3.8 COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS; CONSENTS; PERMITS. Neither the Company nor any of its Subsidiaries is in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it or any of its property is bound or of any judgment, decree, order, writ, statute, rule or regulation applicable to the Company or any of its Subsidiaries or their properties except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement and the Registration Rights Agreement, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any violation or default by the Company or any of its Subsidiaries of any term of its Certificate of Incorporation or Bylaws, or of any provision of any material agreement to which the Company or any of its Subsidiaries is party or by which the Company or any of its Subsidiaries or any of their respective property is bound or of any judgment, decree, order, writ, statute rule or regulation applicable to the Company, any of its Subsidiaries or their


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properties, or result in the creation of any Lien upon any of the material properties or assets of the Company or any of its Subsidiaries, or result in the acceleration or modification of, or create in any party the right to accelerate, terminate, modify or cancel, or create in any party additional or different material rights or duties pursuant to, or require any notice under, any material agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. No orders, permissions, consents, approvals or authorizations of any Governmental Entity is required to be obtained by the Company or any of its Subsidiaries and no application, notification, request, registration or declaration is required to be filed with any Governmental Entity by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, as contemplated in this Agreement other than (i) the filing of the Certificate in the office of the Secretary of State of the State of Delaware prior to the Closing, (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under the Securities Act and applicable Blue Sky laws and
(iii) items which the failure by the Company to so obtain or file will not have a Material Adverse Effect. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and can obtain, without undue burden or expense, any similar authority necessary for the conduct of its business as currently proposed to be conducted.

         3.9 LITIGATION. To the Knowledge of the Company or any of its Subsidiaries, there is no action, suit, proceeding or investigation pending or currently threatened against the Company or any of its Subsidiaries that questions the validity of this Agreement, the Registration Rights Agreement or the Certificate or the right of the Company to enter into any of such agreements, to issue the Shares with the terms specified in the Certificate or to consummate the transactions contemplated hereby or thereby, or which, if determined adversely to the Company, would be reasonably likely to result, either individually or in the aggregate, in any Material Adverse Effect to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries aware that there is any basis for the foregoing. Neither the Company nor any of its Subsidiaries is a


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party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other Governmental Entity.

         3.10 TAX RETURNS AND PAYMENTS. The Company and each of its Subsidiaries has timely filed all tax returns (federal, state, local and foreign) required to be filed by it. All Taxes shown to be due and payable on such returns, any assessments imposed, and all other Taxes due and payable by the Company or any of its Subsidiaries have been paid or will be paid prior to the time they become delinquent. Neither the Company nor any of its Subsidiaries has been advised (i) that any of its returns, federal, state, foreign or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed adjustment to its federal, state, foreign or other Taxes. There exists no liability for any Tax or potential Tax to be imposed upon the properties or assets of the Company or any of its Subsidiaries as of the date of this Agreement that is not adequately provided for.

         3.11 EMPLOYEES. To the Knowledge of the Company and its Subsidiaries, no Key Employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries; and to the Knowledge of the Company and each of its Subsidiaries the continued employment by the Company and each of its Subsidiaries of their present employees, and the performance of the contracts of the Company and each of its Subsidiaries with its independent contractors, will not result in any such violation except for such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. No employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company. No officer or Key Employee has communicated to the Company his or her intention to terminate his or her employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer or Key Employee.


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         3.12 REGISTRATION RIGHTS. Except as required pursuant to the
Registration Rights Agreement, the Company is not under any obligation, and has not granted any rights, to register any of the Company's securities under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         3.13 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or the registration or qualification provisions of any state securities laws.

         3.14 TAKEOVER STATUTES. Section 203 of the Delaware General Corporation Law, as amended (the "DGCL") does not require the Company to solicit the approval of the stockholders of the Company for the issuance of the Shares, the shares of the Common Stock issuable upon conversion of the Shares or the other transactions contemplated by this Agreement.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

         4.1 REQUISITE POWER AND AUTHORITY. Such Purchaser has all necessary power and authority under its organizational documents and all applicable provisions of law to execute and deliver this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. All actions on the part of such Purchaser required for the due and lawful authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of such Purchaser's obligations hereunder and thereunder have been taken. This Agreement has been, and upon its execution and delivery the Registration Rights Agreement will be, duly executed and delivered by such Purchaser, and this Agreement is, and upon such execution and delivery the Registration Rights Agreement, will be, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with


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their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable federal and state securities laws.

         4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. Such Purchaser is acquiring the Shares for its own account, not as a nominee or agent, for investment and not with a view to the resale or distribution of any part thereof.

         4.3 INVESTMENT EXPERIENCE. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser believes it has acquired sufficient information about the Company and its Subsidiaries to reach an informed decision to purchase the Shares. Such Purchaser has such business and financial experience as are required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

         4.4 RESTRICTED SECURITIES. Such Purchaser understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Shares have not been registered under the Securities Act and that it may not resell, pledge or otherwise transfer any such Shares except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration.

         4.5 LEGENDS. Such Purchaser understands that the Shares and any securities issued in respect thereof or exchange therefor, shall bear the following legend until such time, if any, as (A) the Shares or such securities
(i) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provisions) or pursuant to an effective registration statement under the Securities Act or (ii) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision), or (B) the Company receives an opinion of counsel reasonably acceptable to it to the effect that such legend may be removed:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR


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OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

         4.6 TAX LIABILITY. Such Purchaser has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement. Such Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of the Company's agents with respect to such tax consequences. Such Purchaser understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement or the Registration Rights Agreement.

SECTION 5.  COVENANTS

         5.1 MEETINGS OF THE COMPANY'S STOCKHOLDERS. The Company shall take all action necessary in accordance with applicable laws and its Certificate of Incorporation and By-Laws to convene a meeting (the "STOCKHOLDERS Meeting") of holders of its shares of Common Stock as promptly as practicable to consider and vote upon the approval of the issuance of the shares of Common Stock issuable upon conversion of the Shares. In connection therewith, the Company shall, no later than 30 calendar days following the Closing Date, file with the SEC a proxy statement (the "PROXY STATEMENT") soliciting proxies to be voted in approval of such issuance at the Stockholders Meeting. Subject to their fiduciary duties under applicable law, the Board shall recommend such approval, and the Company shall take all lawful action to solicit such approval. The Proxy Statement shall not be filed, and no amendment or supplement to the Proxy Statement shall be made by the Company, without prior consultation with SOFTBANK and its counsel (it being understood that the consent of SOFTBANK and its counsel shall not be required).

         5.2 FURTHER ASSURANCES. The Company and the Purchasers shall use their respective reasonable efforts at any time and from time to time prior to, at and after the Closing Date to execute and deliver to the applicable parties such further documents and instruments and to take all such further actions as such other parties to this Agreement reasonably may request to consummate the transactions contemplated by this Agreement, the Certificate and the Registration Rights Agreement.


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

         5.3 STANDSTILL. Following the Closing Date and until the first anniversary of the Closing Date, without the prior approval of a majority of the independent members of the Board, each of the Purchasers and any entity of which each Purchaser owns 80% or more of its outstanding capital stock shall not, nor shall any Purchaser take the initiative to affirmatively request that (i) any entities of which such Purchaser owns indirectly 80% or more of its outstanding capital stock or (ii) any of its Affiliates, purchase or otherwise acquire any shares of Common Stock if the effect of such acquisition would be to increase the number of shares of Common Stock Beneficially Owned by any one of the foregoing to greater than the percentage of shares of Common Stock Beneficially Owned immediately following the Closing (assuming the conversion of the Shares); provided, however, that nothing in this Section 5.4 shall prevent or restrict each of the Purchasers from acquiring shares of Common Stock if such acquisition is pursuant to the rights set forth in Section 7 of the Certificate.

         5.4 EMPLOYEE STOCK OPTIONS. Each of the Company and each of the Purchasers acknowledges and agrees that it is the intention of the parties that the Company will reserve a certain number of shares of Common Stock for the compensation of employees and management of the Company (together with (i) shares of Common Stock issuable upon the exercise of options and (ii) shares of restricted stock of the Company granted to employees of the Company, in each of clause (i) and (ii), calculated as of the time such shares are reserved, the "OPTION POOL"). Such number of shares in the Option Pool shall be equal to 20% of the sum of (i) the aggregate number of outstanding shares of Common Stock immediately following the Closing, (ii) the aggregate number of shares of Common Stock issuable upon conversion of the Shares, and (iii) the aggregate number of shares of Common Stock included in, or reserved for issuance pursuant to, the Option Pool.

         5.5 REVERSE STOCK SPLIT. Each of the Company and each of the Purchasers acknowledges and agrees that it is the intention of the parties that, after the Closing Date, the Board will consider whether it would be appropriate to approve a reverse split of the Common Stock, if required to maintain the listing of the Common Stock on The Nasdaq National Market.

         5.6 LOCK-UP AGREEMENT. Each Purchaser hereby agrees that from the Closing Date and until 180 days after the Closing Date, such Purchaser will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Shares or securities convertible into or exchangeable or exercisable for any such Shares or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such aforementioned transaction is to be settled by delivery of the Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Company; provided, however, in no event shall this Section 5.6 have any force or effect unless and until each director and officer of the Company and each Key Employee (together with each director and officer of the Company and each transferee of such director, officer, and Key Employee, a "Restricted Stockholder") has duly executed and delivered to the Company an agreement with respect to the capital stock of the Company held by such directors, officer and Key Employees substantially similar to this Section 5.6; provided, further, that if the Company at any time during the duration of this Section 5.6 consents to the release of any shares of capital stock held by a Restricted Stockholder from the restrictions in such agreement, the Company shall concurrently release the same percentage of each Purchaser's Shares from the corresponding restrictions set forth in this Section 5.6, and: (i) in the event that more than one Restricted Stockholder is released from such restrictions, the percentage of each Purchaser's Shares subject to release shall be the largest percentage of shares released as to any Restricted Stockholder, and (ii) the Company shall, at least two Business Days prior to such release, provide written notice to each Purchaser of such release. A transfer of Shares may be made to any transferee that (a) is a direct or indirect subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Purchaser or is an affiliate of such Purchaser, including, any partnership or other entity of which any affiliate of such Purchaser is a general partner or over which such Purchaser has investment discretion, or any employee of the foregoing or (b) is a family member of any Purchaser or transferee referred to in clause (a) of this
Section 5.6 or trust for the benefit of an individual Purchaser or transferee referred to in clause (a) of this Section 5.6; provided, however, that in either such case, any such transferee agrees to be bound in writing by the terms of this Section 5.6.

         5.7 NO GENERAL SOLICITATION. The Company has not engaged in and will not, subsequent to the date hereof and for so long as the Company may sell shares pursuant to this Agreement, engage in a general solicitation or public announcement of any kind relating (directly or indirectly) to the transactions contemplated by this Agreement, that does not comply with the requirements of Rule 135c of the Securities Act of 1933, as amended.

SECTION 6.  CONDITIONS TO CLOSING

         6.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Each Purchaser's obligation to purchase the Shares at the First Closing and each Additional Closing are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties specifically speak as to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed and complied in all material respects with all agreements and obligations herein required to be performed or complied with by the Company on or before the Closing Date.

         (c) LEGAL INVESTMENT; ORDERS. The sale and issuance of the Shares to be issued and sold on the Closing Date shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the issuance of the Shares or any of the other transactions contemplated by this Agreement or the Registration Rights Agreement (collectively, an "ORDER"), and no Governmental Entity shall have instituted any proceeding or threatened in writing to institute any proceeding seeking any such Order.

         (d) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation by it of the transactions contemplated by this Agreement and the Registration Rights Agreement.

         (e) FILING OF CERTIFICATE. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

         (f) REGISTRATION RIGHTS AGREEMENT. A Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by the Company and the other Purchasers.

         (g) VOTING AGREEMENT. The holders of a majority of the issued and outstanding Common Stock, calculated as of the Closing Date, shall have entered into the Voting Agreement, in favor of the Purchasers, in the form attached hereto as Exhibit D.

         (h) COMPLIANCE CERTIFICATE. If the Closing Date is other than the date hereof, the Chief Executive Officer of the Company shall deliver to the Purchasers at such Closing a certificate, dated the Closing Date, certifying that the conditions specified in Sections 6.1(a),(b),(c) and (d) have been fulfilled. On each Closing Date, the General Counsel of the Company shall deliver to the Purchasers at such Closing a certificate, dated the Closing Date, certifying the material contracts to which the Company is a party or by which it is bound.

         (i) LEGAL OPINION. The Purchasers shall have received from outside legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in the form of Exhibit E.

         (j) DOCUMENTS. All documents and instruments incident to the transactions contemplated hereby shall be reasonably satisfactory in substance and form to the Purchasers and their counsel.

         6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at the First Closing and each Additional Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct as of the Closing Date.

         (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied in all material respects with all agreements and obligations herein required to be performed or complied with by Purchasers on or before the Closing Date.

         (c) LEGAL INVESTMENT; ORDERS. The sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order, and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

         (d) REGISTRATION RIGHTS AGREEMENT. A Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by the Purchasers.

         (e) VOTING AGREEMENT. The holders of a majority of the issued and outstanding Common Stock, calculated as of the Closing Date, shall have entered into the Voting Agreement, in favor of the Purchasers, in the form attached hereto as Exhibit D.

SECTION 7.  REMEDIES

         (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect until the second anniversary of the Closing Date.

         (b) INDEMNIFICATION. In the event the Company breaches (or in the event any third party alleges facts that, if true, would mean the Company has breached) any of its representations, warranties or covenants contained herein, then the Company agrees to indemnify each Purchaser from and against the entirety of any Adverse Consequences such Purchaser may suffer through and after the date of the claim for indemnification as a result of a claim by any third party (a "THIRD PARTY CLAIM") resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach).

         (c) MATTERS INVOLVING THIRD PARTIES.

              (i) If any third party shall notify any Purchaser (the "INDEMNIFIED Party") with respect to any Third Party Claim which may give rise to a claim for indemnification against the Company (the "INDEMNIFYING PARTY") under this Section 7, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

              (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

              (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7(c)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

              (iv) In the event any of the conditions in Section 7(c)(ii) above is or becomes unsatisfied, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 7.

              (d) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have with respect to the transactions contemplated by this Agreement and any rights any party may have under any other agreement, document or instrument, including, without limitation, the Registration Rights Agreement.

SECTION 8.  MISCELLANEOUS

         8.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to principles of conflict of laws.

         8.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the rights and obligations hereunder may not be assigned or delegated by the Purchasers or the Company without the prior written consent of the other; provided, however, that the Purchasers may assign their rights and delegate their obligations hereunder, in whole or in part (including, without limitation, the right to purchase any or all of the Shares and the obligation to pay all or a part of the purchase price for the Shares), to any affiliates of Purchaser, including, without limitation, any other partnership or other entity of which any direct or indirect subsidiary of such Purchaser or any affiliate thereof is a general partner or has investment discretion, or any employees of any of the foregoing subject to applicable securities laws; provided, further, that any such assignee that acquires any Shares shall, as a condition to acquiring such Shares, agree to be bound by the provisions of any agreement applicable to the Shares. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

         8.3 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Registration Rights Agreement, the Certificate and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

         8.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.5 AMENDMENT AND WAIVER.

              (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares as of the date of such amendment.

              (b) The obligations of the Company and the rights of the holders of the Shares under this Agreement may be waived only with the written consent of the holders of at least a majority of the Shares as of the date of such waiver.

         8.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach, default or noncompliance by another party under this Agreement, the Registration Rights Agreement or the Certificate shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Registration Rights Agreement or the Certificate or any waiver on such party's part of any provisions or conditions of this Agreement, the Registration Rights Agreement or the Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Agreement, the Registration Rights Agreement or the Certificate, by law or otherwise afforded to any party shall be cumulative and not alternative.

         8.7 NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

         If to any Purchaser:     To the address or facsimile
                                  number of such Purchaser
                                  specified on the signature
                                  pages hereof.

         With a copy to:          Sullivan & Cromwell
                                  1870 Embarcadero Road
                                  Palo Alto, California 94303
                                  Attention:  John L. Savva
                                  Telephone No.: (650) 461-5600
                                  Facsimile No.: (650) 461-5700

         If to the Company:       PeoplePC Inc.
                                  100 Pine Street, Suite 1100
                                  San Francisco, California 94111
                                  Attention:  General Counsel
                                  Telephone No.:
                                  Facsimile No.:  (415) 901-2480

         With a copy to:          Wilson Sonsini, Goodrich & Rosati
                                  650 Page Mill Road
                                  Palo Alto, California 94304-1050
                                  Attention:  Mark A. Bertelsen
                                              Don S. Williams
                                  Telephone No: (650) 493-9300
                                  Facsimile No: (650) 493-6811

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 8.7.

         8.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         8.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         8.10 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission in connection with the transactions contemplated herein to be paid by any other party hereto. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.10 being untrue.

         8.11 EXPENSES. The Company and each of the Purchasers shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and all of the transactions contemplated herein; provided, however, that if the Purchasers consummate the purchase of the Shares, the Company shall reimburse the reasonable legal fees and expenses of counsel to SOFTBANK and any other expenses incurred by SOFTBANK incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and all of the transactions contemplated hereby.

         8.12 ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         8.13 CONFIDENTIALITY. Each party hereto agrees that any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Shares purchased hereunder shall be governed by the terms of the Nondisclosure Agreement in the form attached hereto as Exhibit F by and between the Company and each of the Purchasers.

         IN WITNESS WHEREOF, the parties hereto have executed this SERIES B PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


                                    COMPANY:

                                    PEOPLEPC INC.

                                    By: /s/ Nick Grouf
                                       -----------------------------------------
                                       Name:  Nick Grouf
                                       Title: Chairman & CEO


                                    PURCHASERS:

                                    SOFTBANK CAPITAL PARTNERS LP

                                    By: SOFTBANK Capital Partners LLC
                                          Its General Partner

                                    By: /s/ Steven J. Murray
                                       -----------------------------------------
                                       Name:  Steven J. Murray
                                       Title: Administrative Member


                                    SOFTBANK CAPITAL LP

                                    By: SOFTBANK Capital Partners LLC
                                          Its General Partner

                                    By: /s/ Steven J. Murray
                                       -----------------------------------------
                                       Name:  Steven J. Murray
                                       Title: Administrative Member


                                    SOFTBANK CAPITAL ADVISORS FUND LP

                                    By: SOFTBANK Capital Partners LLC
                                          Its General Partner

                                    By: /s/ Steven J. Murray
                                       -----------------------------------------
                                       Name:  Steven J. Murray
                                       Title: Administrative Member

                 [SIGNATURE PAGE TO PEOPLEPC SERIES B PREFERRED
                            STOCK PURCHASE AGREEMENT]



                                    SOFTBANK TECHNOLOGY VENTURES IV LP

                                    By: SOFTBANK Technology Ventures IV LLC

                                    By: /s/ Bradley A. Feld
                                        ----------------------------------------
                                       Name:  Bradley A. Feld
                                       Title:
                                             -----------------------------------


                                    SOFTBANK TECHNOLOGY ADVISORS FUND LP

                                    By: SOFTBANK Technology Ventures IV LLC

                                    By: /s/ Bradley A. Feld
                                        ----------------------------------------
                                       Name:  Bradley A. Feld
                                       Title:
                                             -----------------------------------

                 [SIGNATURE PAGE TO PEOPLEPC SERIES B PREFERRED
                            STOCK PURCHASE AGREEMENT]




                                    BENY ALAGEM

                                    /s/ Beny Alagem
                                    -------------------------------------------


                                    DAVID SILFEN

                                    /s/ David Silfen
                                    -------------------------------------------

                 [SIGNATURE PAGE TO PEOPLEPC SERIES B PREFERRED
                            STOCK PURCHASE AGREEMENT]





                                    CMS TECH CO-INVESTMENT SUBPARTNERSHIP


                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                 [SIGNATURE PAGE TO PEOPLEPC SERIES B PREFERRED
                            STOCK PURCHASE AGREEMENT]






                                    BIB INVESTMENT PARTNERS


                                    By:
                                       -----------------------------------------
                                       Ira Brind, Partner

                              DEFINITIONS ADDENDUM

         This Definitions Addendum is an attachment to and part of that certain Series B Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") dated as of December 17, 2001 between PEOPLEPC INC. and the purchasers named therein. Except as otherwise stated in the Purchase Agreement, the following terms shall have the following meanings:

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, including any damages, of whatever nature, resulting from a Third Party Claim.

         "AFFILIATE" means, with respect to a specified person or entity, a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

         "BENEFICIALLY OWNED" means, with respect to any Person in connection with shares of Common Stock, all shares of Common Stock of which such Person is the beneficial owner within the meaning of Rule 13d-3 under the Exchange Act.

         "BUSINESS DAY" means any day other than (i) a Saturday, Sunday or legal holiday, or (ii) a day on which commercial banks in San Francisco, California or New York City, New York are authorized or required by law or executive order to close.

         "BUSINESS PLAN" shall mean the business plan of the Company, dated as of December 13, 2001, previously delivered by the Company to the Purchasers.

         "COMPENSATION AND BENEFIT PLAN" means any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company or its Subsidiaries.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect from time to time in the United States.

         "GOVERNMENTAL ENTITY" means any governmental or regulatory authority, agency, commission, body, court, tribunal or other governmental entity or authority.

         "KEY EMPLOYEE" shall mean Nick Grouf, Dan Kohler, Mary Humiston, Michael Bailey, Max Metral, Chuck Ortmeyer and David Waxmart.

         "KNOWLEDGE" or words or phrases of similar import means the actual knowledge, after reasonable investigation, of any director or executive officer of the Company.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

         "LIEN" or "LIENS" means, with respect to any Person, any security interest, pledge, mortgage, charge, option, assignment, hypothecation, encumbrance, attachment, garnishment, sequestration, forfeiture, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest.

         "MATERIAL ADVERSE CHANGE" means a material adverse effect upon the business, financial condition or results of operations of the Company and its Subsidiaries (taken as a whole); provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Change:

     (a) any adverse changes, events or effects resulting from conditions affecting the industry in which the Company participates, the U.S. economy as a whole or foreign economies in any locations where the Company has material operations, sales, suppliers or customers, all to the extent that such adverse changes, events or effects do not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole;

     (b) any material suspension or material limitation of trading in securities generally on the Nasdaq National Market;

     (c) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency;

     (d) any adverse changes, events or effects resulting from the taking of any action required by this Agreement;

     (e) any incurrence by the Company and its Subsidiaries of expenses and losses in the amounts, and at the times set forth in the Business Plan.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the business, financial condition or results of operations of the Company and its Subsidiaries (taken as a whole), or upon the validity or enforceability of this Agreement, the Certificate, the Registration Rights Agreement or the Shares, or upon the ability of the Company to perform its obligations hereunder or under the Certificate or the Registration Rights Agreement, or upon the rights of the Purchasers hereunder or thereunder.

         "PERSON" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

         "SEC" means the Securities and Exchange Commission or any successor agency.

         "SOFTBANK" means SOFTBANK Capital Partners LP, a Delaware limited partnership.

         "SUBSIDIARY" means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

         "TAXES" means for any Person any federal or state tax, assessment, duty, levy, withholding liability, impost and other charges of every nature whatsoever imposed by any Governmental Entity on such Person or on any of its property or because of any, revenue, income, sales, use, product, employee or franchise, and any interest or penalty with respect to any of the foregoing.

                                    EXHIBIT A

                     SCHEDULE OF PURCHASERS IN FIRST CLOSING

NAME AND ADDRESS                                                       SHARES
----------------                                                       ------
SOFTBANK Capital Partners LP                                        1,799,928
SOFTBANK Capital LP                                                 1,769,004
SOFTBANK Capital Advisors Fund LP                                      31,068

1188 Centre Street
Newton Center, MA  02459
Attention:  Ronald D. Fisher
Phone: (617) 928-9300
Fax: (617)928-9301

--------------------------------------------------------------------------------

SOFTBANK Technology Ventures IV LP                                     49,060
SOFTBANK Technology Advisors Fund LP                                      940

Attention: Bradley A. Feld
100 Superior Plaza Way, Suite 200
Superior, CO 80027
Fax: (303) 494-7642

--------------------------------------------------------------------------------

Beny Alagem                                                           600,000

--------------------------------------------------------------------------------

David Silfen                                                           60,000

[ADDRESS TO COME]

CMS Tech Co-Investment Subpartnership                                  50,000

[ADDRESS TO COME]

BIB Investment Partners                                                15,000

[ADDRESS TO COME]

 TOTAL:                                                             4,375,000

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATIONS

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                                VOTING AGREEMENT

                                    EXHIBIT E

                       FORM OF OPINION OF OUTSIDE COUNSEL

                                    EXHIBIT F

                             NONDISCLOSURE AGREEMENT









                                      F-1